COLLATERAL RELEASE AGREEMENT

THIS COLLATERAL RELEASE AGREEMENT (this “Agreement”) is made and entered into as of the 21st day of January, 2011, by and among (i) LY HOLDINGS, LLC, a Kentucky limited liability company (“LYH”), (ii) LIGHTYEAR NETWORK SOLUTIONS, LLC, a Kentucky limited liability company (“Lightyear”), (iii) LIGHTYEAR NETWORK SOLUTIONS, INC., a Nevada corporation (“LNS”), (iv) CHRIS T. SULLIVAN, individually (“Sullivan”), (v) CTS EQUITIES, LIMITED PARTNERSHIP, a Nevada limited partnership (“CTS”), and (vi) RIGDON O. DEES, III, individually, (“Dees,” together with Lightyear, LNS, Sullivan and CTS, the “Releasing Parties”).

WITNESSETH

A.           LNS intends to obtain a loan from First Savings Bank, F.S.B. (the “Bank”) in the amount of $2,000,000 (the “Loan”), and the Bank agreed to provide the Loan, for the purpose of providing $1,000,000 to SE Acquisitions, LLC for the construction of the Phase 1 build out of a switching portal and providing $1,000,000 to Lightyear to be paid to Fifth Third Bank as directed by Sullivan on his behalf.  To secure the Loan, the Bank intends to obtain a stock pledge from LYH of 2,000,000 shares of LNS preferred stock represented by stock certificate number 102 (the “Pledge”).  LYH has pledged all of its LNS stock pursuant to the agreements set forth below.  LYH desires to obtain, and the Releasing Parties desire to provide, a release of 2,000,000 shares of LNS preferred stock represented by stock certificate number 102 (the “Released Stock”) from each of the Releasing Parties in order to allow LYH to grant the Pledge to the Bank.

B.           Pursuant to that certain Security Agreement dated December 31, 2004, by and between LYH and Sullivan (the “Sullivan Security Agreement”), LYH granted a security interest to Sullivan in the collateral described in the Security Agreement, “wherever located, now existing and hereafter arising or coming into existence,” including, without limitation, Investment Property (as that term is defined in the Uniform Commercial Code).  A UCC-1 financing statement was filed as UCC-1 File No. 2005-2060664-21 (the “Sullivan UCC-1”) with the Kentucky Secretary of State.  The security interest secures LYH’s obligation to pay Sullivan pursuant to that certain Commercial Note of even date therewith, as most recently amended by that certain Fifth Amended and Restated Commercial Note dated February 11, 2010 in the face principal amount of $8,000,000 (the “Sullivan Note”).

C.           Pursuant to that certain Settlement Agreement dated April 29, 2010, by and between LYH, Lightyear and Sullivan, Sullivan sold and transferred the Sullivan Note and the collateral securing the Sullivan Note, including without limitation, the Sullivan Security Agreement and the Sullivan UCC-1, to Lightyear.  The Settlement Agreement provides that Sullivan may declare the Settlement Agreement to be void ab initio upon an Event of Default, and may thereafter cause the Sullivan Note and the collateral securing the Sullivan Note to revert to Sullivan.  Therefore, Lightyear desires to obtain, and Sullivan desires to grant, Sullivan’s acknowledgement and consent to Lightyear’s release of the Released Stock from the Sullivan Security Agreement and the amendment of the Sullivan UCC-1 to delete the Released Stock from the collateral description thereunder.

D.           Pursuant to that certain Security Agreement dated March 31, 2004, by and between LYH, Lightyear, CTS, Dees and MAP II, LLC (the “CTS Security Agreement”), LYH granted a security interest to CTS, as Administrative Agent, in all assets of LYH.  Pursuant to that certain First Amendment to Security Agreement dated as of February 11, 2010, the parties to the CTS Security Agreement agreed that the LNS stock held by LYH is subject to the lien created in the CTS Security Agreement.  A UCC-1 financing statement was filed as UCC-1 File No. 2009-2420502-96 (the “CTS UCC-1”) with the Kentucky Secretary of State.

E.           Pursuant to that certain Stock Pledge Agreement dated March 31, 2004, by and between LYH, Lightyear, CTS, Dees and MAP II, LLC (the “CTS Pledge Agreement”), LYH granted a security interest to CTS, as Administrative Agent, “in and to the shares of capital stock, partnership interests, limited liability company membership interests or other units of equity ownership” held by LYH.  Pursuant to that certain First Amendment to Security Agreement dated as of February 11, 2010, the parties to the CTS Pledge Agreement terminated the security interest as to membership interests in Lightyear then held by LYH, but did not specifically agree that the LNS stock held by LYH is subject to the lien created in the CTS Pledge Agreement.

F.           A UCC-1 financing statement was filed as UCC-1 File No. 2009-2420506-30 listing LYH as the debtor and Dees, as Administrative Agent, as the secured party (the “Dees UCC-1”) with the Kentucky Secretary of State.  The collateral description contained in the Dees UCC-1 defines the secured collateral as all of LYH’s assets.

G.           Pursuant to that certain Subordination and Security Agreement dated February 12, 2010, by and between LYH and LNS (formerly Libra Alliance Corporation) (the “LNS Security Agreement”), LYH granted a junior security interest to LNS in “all capital stock of [LNS] held by LYH, wherever located and whether now owned or hereafter acquired, including without limitation the 10,000,000 shares of common stock of [LNS] currently held by LYH and the 9,500,000 shares of preferred stock of [LNS] currently held by LYH.”  The security interest secures LYH’s obligation to pay LNS Term Note dated February 12, 2010, in the principal amount of $5,149,980 payable to the order of LNS (the “LNS Note”).

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are expressly acknowledged, the parties agree as follows:

1.           Release.  The Releasing Parties each release the Released Stock from each and every lien in favor of such Releasing Party, including without limitation, all security interests and stock pledges pursuant to, as applicable, the Sullivan Security Agreement, the CTS Security Agreement, the CTS Pledge Agreement, and the LNS Security Agreement.

2.           Deletion of Collateral from UCC-1.  The Releasing Parties each authorize LYH to delete the Released Stock from each and every UCC-1 financing statement that (i) names such Releasing Party as the secured party and (ii) includes the Released Stock within the collateral description of such UCC-1, including without limitation, as applicable, the Sullivan UCC-1, the CTS UCC-1, and the Dees UCC-1.

3.           Consent to Release.  Sullivan acknowledges and consents to the release of the Released Stock from the security interests and stock pledges granted under the Sullivan Security Agreement, and further acknowledges and consents to the deletion of the Released Stock from the collateral description contained within the Sullivan UCC-1.

4.           Continuing Obligation.  Except for the Released Stock, all security interests and stock pledges granted and contained in the Sullivan Security Agreement, the CTS Security Agreement, the CTS Pledge Agreement, the LNS Security Agreement and the Dees UCC-1 shall remain pursuant to the terms of the applicable agreement and/or the applicable UCC-1 financing statement, as modified hereby.  This Agreement shall not effect the indebtedness owed by LYH and secured by the security agreements, pledge agreements and UCC-1 financing statements modified hereby.  The terms and conditions of all other agreements between LYH and any Releasing Party shall not be affected by this Agreement, except as expressly modified hereby.

5.           Agreements Remain in Effect.  Except to the extent provided herein, all terms and conditions of the security agreements, pledge agreements and UCC-1 financing statements between LYH and any of the Releasing Parties remain valid and in full force and effect.  The releases and consents described in this Agreement shall not constitute a waiver of any of the Releasing Parties’ rights, except in each case as contemplated by this Agreement.

6.           Cooperation.  Lightyear, LNS, Sullivan, CTS and Dees shall execute and deliver to LYH any and all documents to consummate the transactions set forth herein.

7.           Representations, Warranties and Covenants.  Each of the parties to this Agreement represents, warrants and covenants, as of the date hereof, as follows:

(a).           Each party hereto has the requisite power and authority to enter into this Agreement.  The execution and delivery hereof and the performance by each party hereto of his or its obligations hereunder will not violate or constitute an event of default under the terms and provisions of any agreement, document or instrument to which any such party is a party or by which any such party is bound;

(b).           This Agreement is a valid and binding obligation of each party hereto;

(c).           To the best of each party’s knowledge as of the date hereof, each party is in full compliance with all applicable laws and any other local, municipal, regional, state or federal requirements and no party hereto has received actual notice from any governmental authority that he or it is not in full compliance with all applicable laws and any other local, municipal, regional, state or federal requirements;

8.           Miscellaneous.  This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous agreements in regard thereto.  This Agreement cannot be amended except by an agreement in writing signed by authorized representatives of all parties and specifically referring to this Agreement.  The recitals set forth above are an integral part of this Agreement and are hereby incorporated into this Agreement.  The paragraph headings set forth herein are for convenience only and do not constitute a substantive part of this Agreement.  This Agreement shall be governed by and construed under the laws of the Commonwealth of Kentucky, without regard to conflicts of law principles.  If any provision of this Agreement shall be determined to be illegal or unenforceable by any Court of law or any competent governmental or other authority, the remaining provisions shall be severable and enforceable in accordance with their terms.

9.           Notice.  All notices, demands, requests, consents or approvals and other communications required or permitted hereunder will be in writing, and, to the extent required by applicable law, will comply with the requirements of the Uniform Commercial Code then in effect, and will be addressed to such party at the address on file with LYH or to such other address as any party may give to the other in writing for such purpose.  All such communications, if personally delivered, will be conclusively deemed to have been received by a party hereto and to be effective when so delivered, or if sent by telex, facsimile or telegraphic means, on the day on which transmitted, or if sent by overnight courier service, on the day after deposit thereof with such service, or if sent by certified or registered mail, on the third business day after the day on which deposited in the mail.

10.           Binding Effect.  This Agreement is binding upon, and shall inure to the benefit of, the parties hereto and their heirs, personal representatives, successors and assigns.

11.           Counterparts.  This Agreement may be executed in several counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument.

[SPACE INTENTIONALLY BLANK; SIGNATURES ON FOLLOWING PAGE]

IN TESTIMONY WHEREOF, witness the signatures of the parties as of the day and year first above written.

LY HOLDINGS, LLC

By:	/S/ J. Sherman Henderson, III
Name: J. Sherman Henderson, III
Title: Member/Manager

LIGHTYEAR NETWORK SOLUTIONS, INC.

By:	/S/ J. Sherman Henderson, III
Name: J. Sherman Henderson, III
Title: CEO

LIGHTYEAR NETWORK SOLUTIONS, LLC

By:	/S/ J. Sherman Henderson, III
Name: J. Sherman Henderson, III
Title: CEO

CTS EQUITIES, LIMITED PARTNERSHIP

By:	/S/ Chris T. Sullivan
Name: Chris T. Sullivan
Title: General Partner

/S/ Chris Sullivan
CHRIS SULLIVAN

/S/ Rigdon O. Dees, III
RIGDON O. DEES, III

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